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Exhibit 6-1


                                James M. Strock
                          400 Spear Street, Suite 107
                            San Francisco, CA 94105
                               Tel: 415.357.3657
                               Fax: 415.882.7372
                           www.strock-california.com
                           -------------------------
                         e-mail: jmstrock@pacbell.net
                                 --------------------
                            Wednesday, May 03, 2000


Via facsimile 865. 539-9643



Mr. Frank Pope
Chairman of the Board
Thermatrix Inc.
308 N. Peters Road, Suite 100
Knoxville, TN 37922

Dear Frank:

It is with regret that I must tender my resignation as a member of the Board of Directors of Thermatrix Inc. effective May 1, 2000. The demands of my work with my company preclude my continuing as a member of the Thermatrix board. It has been a pleasure serving with you, and please accept my very best wishes for Thermatrix in the future.

                                    Sincerely,

                                    /s/ James M. Strock